Exhibit 99.2

GNL GLOBAL NET LEASE

FACTSHEET
December 31, 2019

COMPANY DESCRIPTION

Global Net Lease, Inc. (NYSE: GNL (common); NYSE: GNL PA (preferred); NYSE: GNL PB (preferred)) is a real estate investment trust that acquires, owns and manages a high-quality, mission critical, diversified portfolio of commercial properties net-leased on a long-term basis to investment grade[1] and creditworthy tenants located in the United States, Canada and Western Europe. A differentiated investment strategy, strong tenant base, consistently high occupancy levels, long lease terms and an experienced management team combine to drive long term value for GNL's shareholders.

GNL has paid consistent common stock dividends equivalent to $2.13 per share per year since inception in 2012.

PORTFOLIO AT A GLANCE*

Real Estate Investments, at cost	$3.8 billion
# of Properties	278
Square Feet (millions)	31.6
Tenants	124
Countries	8
Occupancy	99.6%
Weighted Average Remaining Lease Term[1]	8.3 years
% of SLR derived from Investment Grade Tenants[2]	68.2%
% of Leases with Contractual Rent Increases[3]	93.2%

DIVIDEND INFORMATION

Dividend Rate (annualized, per share) common/Series A preferred/Series B preferred	$2.13/$1.81/$1.72
Dividend Frequency	Quarterly

PROPERTY TYPES


Lippert Components - South Bend,IN

Industrial/Distribution - 46%[4]

Each of these properties net leased on a long-term basis serve a key function to tenant's business. GNL's industrial/distribution facilities include properties which span manufacturing, traditional and cold storage, medical processing or airplane repair.


Nimble Storage - San Jose,CA

Office - 49%[4]

GNL's office properties are net leased to single tenant occupants which view their building as a key driver of the business model.


Wickes
Wickes - Blackpool, UK

Retail - 5%[4]

Net leased to single tenants on a long term basis. GNL's portfolio of retail properties vary from specialty retail serving niche markets to casual dining. GNL's retail tenants provide services which have shown to be e-commerce resistant.

COMPANY HIGHLIGHTS

GEOGRAPHY

Properties in eight countries with a focus on the US and strong sovereign debt rated countries in Europe. The concentration of assets is 63% in the U.S and Canada and 37% in Europe.

STRUCTURE AND PRICING

93.2% of leases have contractual rent increases[3] and the remaining lease term of the portfolio is 8.3 years.[1]

ASSET TYPE

Critical company operational sites strategicially located for the tenants business. The porfolio is made up of 49% Office, 46% Industrial/Distribution and 5% Retail.[4]

PROACTIVE MANAGEMENT

Ongoing analysis of current market conditions, property fundamentals and tenant financials.

CREDIT QUALITY

68.2% Investment grade rated or implied investment grade tenants.[2]

ACCESS TO CAPITAL MARKETS

From January 1, 2019 to December 31, 2019, GNL raised over $376 million through the equity markets.

**As of December 31, 2019 unless otherwise noted.*

1 Weighted average remaining lease term in years is based on square feet as of December 31, 2019.
2 As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or by using a proprietary Moody's analytical tool, which generates an implied rating by measuring a company's probability of default. Ratings information is as of December 31, 2019 and comprised of 37.6% leased to tenants with an actual investment grade rating and 30.6% leased to tenants with an implied investment grade rating.
3 Contractual rent increases include fixed percent or actual increases, or country CPI-indexed increases. Percentage of leases with rent increases is based on square feet as of December 31, 2019.
4 Metric based on straight-line rent ("SLR") as of December 31, 2019.

GEOGRAPHY DIVERSITY



- Mid-Atlantic - 28 Properties
- Midwest - 63 Properties
- Southeast - 25 Properties
- Pacific Southwest - 13 Properties
- Northeast - 16 Properties
- Southwest - 47 Properties
- Pacific Northwest - 3 Properties
- Puerto Rico - 18 Properties
- New Brunswick, Canada - 2 Properties

Total Properties: 215


FIN
NETH
UK
LUX
GER
FR

- Finland - 5 Properties
- France - 7 Properties
- Germany - 5 Properties
- Luxembourg - 1 Properties
- The Netherlands - 3 Properties
- United Kingdom - 42 Properties

Total Properties: 63

TOP TENANT OVERVIEW

Tenant	Rating	Country	Property Type	% of SLR[1]
FedEx	Baa2**	U.S. + Canada	Distribution	5%
GSA	Aaa**	U.S.	Office	4%
amec foster wheeler	Baa2*	U.K.	Office	4%
Whirlpool	Baa1**	U.S.	Industrial/ Distribution	4%
ING	Aa3	NETH	Office	3%

PENSKE WM WASTE MANAGEMENT NETSCOUT
NISSAN GRUPO ANTOLIN FINNAIR

OUR MANAGEMENT TEAM



James L. Nelson
Chief Executive Officer and President

- Joined GNL as an Independent Board Member on March 2017
- Mr. Nelson currently serves as a Board and Audit committee Member for Caesars Entertainment Corp. (since 2019) and Lead Director and Audit committee member of Herbalife Nutrition Ltd. (board member since 2014) and previously a Board and Audit committee Member of Icahn Enterprises from 2001-2019
- Previously served as CEO of Orbitex Management, a financial services company, and Eaglescliff Corporation, a specialty investment banking, consulting and wealth management company



Christopher Masterson
Chief Financial Officer, Treasurer and Secretary

- Previously served as Chief Accounting Officer of Global Net Lease
- Past experience includes accounting positions with Goldman Sachs and KPMG
- Certified Public Accountant in New York State

OUR EXTERNAL MANAGER, AR GLOBAL INVESTMENTS

AR Global

AR Global is a global asset manager that began with the goal of transforming the direct investment industry by introducing investment vehicles with innovative and distinct, investor-first features. Since 2009, AR Global has raised and invested over $30 billion in capital, served over 150,000 shareholders, and has grown to become one of the largest external managers of direct investment programs in the U.S. Our suite of sponsored REITs now includes net leased properties in the U.S., Canada and Europe, healthcare real estate, retail shopping centers, and New York City commercial properties with over $12 billion in assets under management.

CONTACT INFORMATION

Phone: 917-475-2153 Email: InvestorRelations@GlobalNetLease.com Website: www.GlobalNetLease.com

**Represents Moody's Implied Rating*
***Represents Tenant Parent Rating even if not a guarantor on the lease.*
1 As of December 31, 2019

Forward-Looking Statement Disclosure

The statements in this report include statements regarding the intent, belief or current expectations of GNL and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "strives," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including those set forth in the Risk Factors section of GNL's most recent Annual Report on Form 10-K filed on February 28, 2019 and any subsequent Quarterly Reports on Form 10-Q, which are available at the SEC's website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.